Exhibit 99.2

CERTIFICATION PURSUANT TO SECTION 111(b)(4)
OF THE EMERGENCY ECONOMIC STABILIZATION ACT OF 2008

I, Lawrence D. Rodriguez, Executive Vice President and Chief Financial Officer of Central Pacific Financial Corp. (the “Company”), certify, based on my knowledge, that:

(i)                      The compensation committee of Central Pacific Financial Corp. has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between Central Pacific Financial Corp. and Treasury and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date (the applicable period), the senior executive officer (“SEO”) compensation plans and the employee compensation plans and the risks these plans pose to Central Pacific Financial Corp.;

(ii)                  The compensation committee of Central Pacific Financial Corp. has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Pacific Financial Corp., and during that same applicable period has identified any features of the employee compensation plans that pose risks to Central Pacific Financial Corp. and has limited those features to ensure that Central Pacific Financial Corp. is not unnecessarily exposed to risks;

(iii)              The compensation committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Central Pacific Financial Corp. to enhance the compensation of an employee, and has limited any such features;

(iv)              The compensation committee of Central Pacific Financial Corp. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)                  The compensation committee of Central Pacific Financial Corp. will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in:

(A)   SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Central Pacific Financial Corp.;

(B)    Employee compensation plans that unnecessarily expose Central Pacific Financial Corp. to risks; and

(C)    Employee compensation plans that could encourage the manipulation of reported earnings of Central Pacific Financial Corp. to enhance the compensation of an employee;

(vi)              Central Pacific Financial Corp. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)          Central Pacific Financial Corp. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between Central Pacific Financial Corp. and Treasury or June 15, 2009 and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date;

(viii)      Central Pacific Financial Corp. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between Central Pacific Financial Corp. and Treasury or June 15, 2009 and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date;

(ix)              The board of directors of Central Pacific Financial Corp. has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, by the later of September 14, 2009, or ninety days after the closing date of the agreement between Central Pacific Financial Corp. and Treasury; this policy has been provided to Treasury and its primary regulatory agency; Central Pacific Financial Corp. and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved, except that certain expenses determined to be reasonable business expenses in accordance with Central Pacific Financial Corp. expense policies were not pre-approved under the policy;

(x)                  Central Pacific Financial Corp. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between Central Pacific Financial Corp. and Treasury or June 15, 2009 and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date;

(xi)              Central Pacific Financial Corp. will disclose the amount, nature, and justification for the offering during the period beginning on the later of the closing date of the agreement between Central Pacific Financial Corp. and Treasury or June 15, 2009 and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)          Central Pacific Financial Corp. will disclose whether Central Pacific Financial Corp., the board of directors of Central Pacific Financial Corp., or the compensation committee of Central Pacific Financial Corp. has engaged during the period beginning on the later of the closing date of the agreement between Central Pacific Financial Corp. and Treasury or June 15, 2009 and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)      Central Pacific Financial Corp. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the period beginning on the later of the closing date of the agreement between Central Pacific Financial Corp. and Treasury or June 15, 2009 and ending with the last day of Central Pacific Financial Corp.’s fiscal year containing that date;

(xiv)      Central Pacific Financial Corp. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Central Pacific Financial Corp. and Treasury, including any amendments;

(xv)          Central Pacific Financial Corp. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)      I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001.)

Date: February 9, 2011	By:	/s/ Lawrence D. Rodriguez
Lawrence D. Rodriguez
Executive Vice President and Chief Financial Officer